Exhibit 99.2

BITESQUAD.COM, LLC AND SUBSIDIARIES

Minneapolis, Minnesota

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditor’s Report

As of December 31, 2017 and 2016,

and for the Years Ended 2017 and 2016

BITESQUAD.COM, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

As of and for the Years Ended December 31, 2017 and 2016

Independent Auditor’s Report

Board of Directors

Bitesquad.com, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Bitesquad.com, LLC and Subsidiaries (together, the Company), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bitesquad.com, LLC and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements, or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ RSM US LLP

Minneapolis, Minnesota

May 10, 2018

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash	$12,275,564	$2,091,814
Settlements due from credit card processors	1,640,514	546,785
Accounts receivable	1,036,928	1,049,671
Inventory	625,671	—
Prepaid expenses and other current assets	211,800	97,269

Total current assets	15,790,477	3,785,539

OTHER ASSETS:
Other assets	147,723	84,868
Loans receivable, net	877,759	478,501
Property and equipment, less accumulated depreciation	939,427	—
Goodwill	29,264,690	18,464,672

Total other assets	31,229,599	19,028,041

TOTAL ASSETS	$47,020,076	$22,813,580

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$3,641,536	$1,631,659
Accounts payable	370,983	521,181
Accrued payroll	1,884,539	819,291
Accrued sales taxes	859,758	402,764
Other accruals	1,326,273	295,302
Current portion of notes payable, net	353,314	360,632

Total current liabilities	8,436,403	4,030,829

NONCURRENT LIABILITIES:
Notes payable, net	1,020,262	587,621
Contingent consideration	407,235	407,235

Total noncurrent liabilities	1,427,497	994,856

MEMBERS’ EQUITY:
Total members’ equity	37,156,176	17,787,895

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$47,020,076	$22,813,580

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2017	2016
Revenues	$41,320,464	$18,373,126
Operating expenses:
Operations and support	29,838,590	13,322,618
Sales and marketing	10,768,800	4,042,461
Research and development	4,032,910	839,988
General and administrative	9,495,994	3,316,143
Depreciation and Amortization	31,247	1,806
Related party expenses	450,697	745,472

Total operating expenses	54,618,238	22,268,488

Loss from operations	(13,297,774)	(3,895,362)
Other (income)/expenses, net
Net interest (income)/expense	(14,867)	12,090
Net non-operating (income)/expense	(4,300)	—

Loss before provision for income taxes	(13,278,607)	(3,907,452)
Provision for income taxes	7,297	—

Net loss	(13,285,904)	(3,907,452)

Less: Net income/(loss) attributable to noncontrolling interests	46,022	(731,054)

Net loss attributable to Bitesquad.com, LLC	$(13,331,926)	$(3,176,398)

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Voting Common Units	Non-Voting Common Units	Preferred Units	Common Profit Interest Units	Incentive Units	Accumulated Deficit	Total Bite Squad Equity	Non- controlling Interests	Total Members’ Equity
December 31, 2015	2,000,000	—	5,000,042	—	—	(4,451,239)	2,548,803	(167,841)	2,380,962
Issuance of convertible preferred units	—	—	4,550,065	—	—	—	4,550,065	—	4,550,065
Issuance of nonvoting common units	—	14,521,765	—	—	—	—	14,521,765	—	14,521,765
Member’s distribution	—	—	—	—	—	—	—	(142,637)	(142,637)
Unit-based compensation expense	—	—	—	385,192	—	—	385,192	—	385,192
Net loss	—	—	—	—	—	(3,176,398)	(3,176,398)	(731,054)	(3,907,452)

December 31, 2016	2,000,000	14,521,765	9,550,107	385,192	—	(7,627,637)	18,829,427	(1,041,532)	17,787,895

Acquisition of KASA Delivery LLC membership interests	—	—	—	—	—	(1,041,532)	(1,041,532)	1,041,532	—
Recapitalization of outstanding equity interests	5,311,957	—	(5,311,957)	(385,192)	385,192	—	—	—	—
Issuance of preferred units, less transaction expenses	—	—	20,561,201	—	—	—	20,561,201	—	20,561,201
Recognition of noncontrolling interest in KSM Real Estate LLC	—	—	—	—	—	—	—	113,375	113,375
Issuance of nonvoting common units	—	7,594,173	—	—	—	—	7,594,173	—	7,594,173
Redemption of nonvoting common units	—	(122,800)	—	—	—	(27,200)	(150,000)	—	(150,000)
Unit-based compensation expense	—	—	—	—	4,535,436	—	4,535,436	—	4,535,436
Net (loss) / income	—	—	—	—	—	(13,331,926)	(13,331,926)	46,022	(13,285,904)

December 31, 2017	$7,311,957	$21,993,138	$24,799,351	$ —	$4,920,628	$(22,028,295)	$36,966,779	$ 159,397	$37,156,176

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(13,285,904)	$(3,907,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	31,248	1,806
Unit-based compensation expense	4,535,436	385,192
Discount on notes payable	26,869	12,090
Discount on notes receivable	128,246	53,750
Changes in operating accounts, net of acquisitions:
Settlements due from credit card processor	(1,093,729)	(374,610)
Accounts receivable	12,743	(993,647)
Inventory	(625,671)	—
Prepaid expenses and other current assets	(114,531)	(66,793)
Other assets	(69,717)	(40,395)
Restaurant food liability	2,009,877	1,040,564
Accounts payable	(164,754)	316,516
Accrued payroll	1,065,248	492,892
Accrued sales taxes	456,994	188,158
Other accruals	1,028,798	160,981

Net Cash Flows Used in Operating Activities	(6,058,847)	(2,730,948)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(3,205,845)	(2,509,320)

Net Cash Flows Used in Investing Activities	(3,205,845)	(2,509,320)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Convertible Preferred Units	20,561,201	4,550,065
Member’s distribution	—	(142,637)
Redemption of nonvoting common units	(150,000)	—
Payments on notes payable	(435,255)	(122,084)
Advances on notes receivables	(527,504)	(530,832)

Net Cash Flows From Financing Activities	19,448,442	3,754,512

Net Change in Cash	10,183,750	(1,485,756)
Cash - Beginning of Year	2,091,814	3,577,570

Cash - End of Year	$12,275,564	$2,091,814

NONCASH INVESTING AND FINANCING ACTIVITIES
Fair value of common units issued for acquisitions	$7,594,173	$14,521,765
Noncontrolling interest in KSM Real Estate LLC	113,375	—
Seller-financed notes payable related to acquisitions	—	1,120,000
Contingent consideration recognized related to acquisitions	—	407,235

See accompanying Notes to Consolidated Financial Statements

BITESQUAD.COM, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations. Bitesquad.com, LLC (“Bite Squad”) is an on-demand restaurant delivery service that connects diners and restaurants via Bite Squad’s website and mobile application. Diners enter their delivery address and Bite Squad displays the menus of nearby restaurant partners. Orders are placed by diners online at www.bitesquad.com or through the Bite Squad mobile application. Bite Squad charges restaurant partners a per order commission for generating the order and may also charge a delivery fee or certain other fees directly to the diner. Bite Squad is headquartered in Minneapolis, Minnesota, and was formed on April 25, 2012 as a limited liability company in the state of Minnesota. Bite Squad was formed to have a perpetual life and the members have limited liability for the obligations of the LLC.

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Bite Squad and all its wholly-owned subsidiaries (collectively, the “Company”), and were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Significant intercompany accounts and transactions have been eliminated. Bite Squad consolidates variable interest entities (“VIEs”) where it has been determined that Bite Squad is the primary beneficiary of those entities’ operations.

Effective January 5, 2017, Bite Squad’s Board of Governors exercised its option to acquire 100% ownership of KASA Delivery, LLC (“KASA”). KASA provides order fulfillment, executive management, finance, information technology, accounting, back office, regulatory and other services to Bite Squad. Bite Squad finances the operations of KASA. KASA was formed on May 15, 2012 as a limited liability company in the state of Minnesota. KASA was formed to have a perpetual life and the sole member has limited liability for the obligations of the LLC. In prior years, Bite Squad consolidated KASA as a VIE because Bite Squad was the primary beneficiary of KASA’s operations.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership. KASA’s personal property was provided as collateral in KSM Real Estate’s loan, and KASA agreed to an unconditional guarantee of the loan. Because KASA is the primary source of rental income for KSM Real Estate, LLC, and has guaranteed payments of the loan, KASA has a variable interest in KSM Real Estate, LLC. KASA is the primary beneficiary in KSM Real Estate, LLC due to common ownership. KSM Real Estate, LLC is a VIE and is consolidated with Bite Squad in the accompanying consolidated financial statements. See Note 6 for further disclosures regarding KSM Real Estate, LLC.

Use of Estimates. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Acquisitions. The Company accounts for business acquisitions under the acquisition method of accounting. The total cost of business acquisitions is determined based on the fair value of the consideration transferred to the seller to acquire control, while the cost allocated to the underlying net assets acquired is based on their respective estimated fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. The operating results of the acquisitions are included in the accompanying statements of operations from the date of acquisition forward.

Cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Settlements due from Credit Card Processor. Settlements due from credit card processor relate to customer credit card sale transactions that have occurred but have not yet been funded to the Company by the credit card processor as of year-end. The Company determined that no allowance for doubtful accounts is necessary as of December 31, 2017 and 2016, based on review of outstanding settlements due and historical experience. The Company incurs expenses for uncollected credit card settlements (“chargebacks”), when a diner’s card is authorized and processed but later is reversed when a card-holder disputes the transaction directly with their credit card provider. Chargebacks are included in general and administrative expenses and were $679,423 and $129,194 in 2017 and 2016, respectively.

Accounts Receivable. The Company extends unsecured credit to corporate diners that the Company establishes on an individual basis. Receivables are considered past due if any portion of the receivable balance is outstanding beyond agreed upon terms. Accounts receivable are written off when deemed uncollectible. The Company determined that no allowance for doubtful accounts is necessary as of December 31, 2017 and 2016, based on review of outstanding accounts and historical experience. The Company does not accrue interest on accounts receivable.

Inventory. The Company acquires uniforms, tablets, hot bags, and other delivery and advertising supplies which are capitalized and recorded as inventory and expensed as utilized. The Company’s inventory is accounted for under the weighted-average cost method. The cost of our inventory includes the amount we pay our suppliers to acquire inventory and freight costs incurred in connection with delivery of product to our warehouse or offices.

Property and equipment. Property and equipment is primarily comprised of the office building and parking associated with KSM Real Estate LLC. The property is depreciated using the straight-line method over the estimated useful life of 39 years. Repair and maintenance costs are expensed as incurred.

Goodwill. Goodwill represents the excess of the cost of an acquired business over the fair value of the assets acquired at the date of acquisition. The Company performs impairment testing for goodwill annually in the fourth quarter, or more frequently if events or changes in circumstances indicate that the asset might be impaired. As allowed, the Company makes an initial qualitative evaluation, based on the Company’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative evaluation determine whether it is necessary to perform the two-step impairment test. The Company has one reporting unit and performed the qualitative evaluation and determined it was not necessary to perform the two-step impairment test. There was no impairment expense recognized in the Company’s consolidated financial statements in 2017 or 2016.

Advertising. Advertising costs are charged to expense when incurred. Advertising expense was $5,778,710 and $2,371,210 for the years ended 2017 and 2016, respectively.

Revenue Recognition. The Company generates revenues when diners place orders on the website or mobile applications. Restaurants pay a percentage commission on the food price of the orders processed via the Bite Squad platform for delivery or pick-up as well as a credit card processing fee, and a restaurant may also choose to contribute to the diner’s delivery fee. The Company also charges certain fees directly to the diner and may charge for beverages or utensils on catering orders. Revenues from diner orders are recognized when orders are delivered.

The Company processes and collects the entire amount (“gross food sales”) of the diner’s transaction on the platform, which includes food, beverages, catering supplies, delivery and other fees, sales tax, and gratuities.

Revenues are reported net of any diner promotions, refunds to diners, the balance due to the restaurant, gratuities due to employees, and sales tax. Costs incurred to process transactions and provide delivery services are included in operations and support expenses in the consolidated statements of operations.

The Company sells gift cards on the platform and recognizes revenue upon gift card redemption. Gift cards that have not been utilized are recorded on the consolidated balance sheet in other accruals.

Restaurant Food Liability. Bite Squad records an amount representing the restaurant food liability for the net balance due to the restaurant after deducting the commissions and other fees charged to the restaurant. Bite Squad pays restaurants twice a month.

Income Taxes. Bite Squad and KASA are treated as limited liability companies (LLCs) for federal and state income tax purposes. As such, the income, losses, and credits are included in the income tax returns of its members. In 2017, KASA Delivery Corporation was formed as a corporation in Minnesota and is a wholly-owned subsidiary of Bite Squad. KASA Delivery Corporation is treated as a taxable entity. KASA Delivery Corporation provides services to Bite Squad under a management services agreement. The taxable income generated in 2017 resulted in current income tax expense and liability of $7,297, with no deferred tax impact.

The Company is not currently under examination in any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and related interest and penalties as income tax expense in the Company’s consolidated statement of operations.

Fair Value Measurements. Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The standards also establish a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Fair value measurements are reported in one of three levels based on the lowest level of significant input used: Level 1 (unadjusted quoted prices in active markets); Level 2 (observable market inputs, other than quoted prices included in Level 1); and Level 3 (unobservable inputs that cannot be corroborated by observable market data).

Stock-based Compensation. The Company measures compensation expense for incentive units in accordance with ASC Topic 718, Compensation — Stock Compensation. Stock-based compensation is measured at fair value on grant date and recognized as compensation expense over the service period on a straight-line basis for awards expected to vest.

Bite Squad uses a backsolve option-pricing model to determine the fair value of stock options. Bite Squad’s Black Scholes pricing method utilized the following complex and subjective assumptions:

Risk-free rate: Risk-free interest rates are derived from U.S. Treasury securities with a period consistent with the estimated time to a liquidation event.

Volatility: Volatility of Bite Squad’s unit price is estimated based on a combination of published historical volatilities of comparable publicly traded companies, with an upward adjustment to account for the smaller size of Bite Squad and significantly higher growth rates of Bite Squad (both historically and expected).

Expected term: The expected term calculation was estimated based on the estimated time until a liquidation event.

Forfeiture rate: Effective January 1, 2018, Bite Squad elected to recognize actual forfeitures of unit-based awards as they occur in accordance with Accounting Standards Update (ASU) No. 2016-09, Compensation Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. Refer to Recently Accounting Pronouncements for additional information. Prior to 2018, there were no forfeitures to account for.

Recent Accounting Pronouncements.

In January 2017, the Financial Accounting Standards Board (FASB) issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The new standard is effective for the Company in fiscal year 2022, and early adoption is permitted. The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 adds or clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows with the intent of reducing diversity in practice related to eight types of cash flows including contingent consideration payments made after a business combination. The new standard is effective for the Company in fiscal year 2019. The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements. The ASU allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. The new standard is effective for the Company in fiscal year 2018. The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard requires lessees to record assets and liabilities on the balance sheet for all leases with terms longer than 12 months. The new standard is effective for the Company in fiscal year 2020. Upon adoption, the lessee will apply the new standard retrospectively to all periods or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is evaluating the effect that ASU No. 2016-02 will have on the consolidated financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services.    The new standard is effective for the Company in fiscal year 2019 and permits the use of either a retrospective or a cumulative effect transition method. The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

Note 2 – Acquisitions

In 2017, the Company acquired certain assets of the companies in the table below. Consideration for the acquisitions included 377,444 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Preferred Units in 2017. The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks. The Company expects $10,800,018 of goodwill added in 2017 to be tax deductible; however, the tax treatment is ultimately dependent on members’ individual tax returns. The Company incurred $114,607 of transaction expenses recorded in the Company’s consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

Date	Assets Acquired	Goodwill	FV of Units Issued	Net Cash Paid
March 21, 2017	Chef Shuttle	$2,915,590	$915,923	$1,999,667
March 30, 2017	Foodify	1,174,885	1,107,666	67,219
May 1, 2017	Columbia Carry-out & 864togo	1,381,924	1,205,570	176,354
June 22, 2017	Foodie Call, Inc.	990,652	785,042	205,610
August 15, 2017	Aloha 2 Go	2,492,319	2,092,319	400,000
Various	Various	1,844,648	1,487,653	356,995

	Total	$10,800,018	$7,594,173	$3,205,845

In 2016, the Company acquired certain assets of Goodybag, Inc., Brenco Enterprises, Inc. (d/b/a Takeout Taxi), Make the Delivery, LLC (d/b/a Zipdish.com), and Restaurant Delivery Developers, LLC, a franchisor of Doorstep Delivery and 18 franchisees. The acquisitions expand the Company’s restaurant, diner, and delivery networks.

Consideration for the acquisitions included 1,182,554 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Convertible Preferred Units in 2016. The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks. The Company incurred $180,193 of transaction expenses recorded in the Company’s consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

	June 1, 2016	June 30, 2016	September 1, 2016	October 31, 2016
	Goodybag	Takeout Taxi	ZipDish.com	Doorstep Delivery	Total
Inventory	$—	$—	$—	$30,476	$30,476
Goodwill	298,860	1,356,152	7,101,181	9,708,479	18,464,672

Total purchase price	298,860	1,356,152	7,101,181	9,738,955	18,495,148
Fair value of units issued	(298,860)	—	(5,311,861)	(8,911,044)	(14,521,765)
Notes payable, net	—	(698,917)	(30,000)	(327,911)	(1,056,828)
Contingent Consideration	—	(407,235)	—	—	(407,235)

Net cash paid	$—	$250,000	$1,759,320	$500,000	$2,509,320

The goodwill related to Goodybag includes an estimated contingent unit consideration adjustment of $205,971 if certain revenue levels are not maintained, in accordance with the purchase agreement. See Note 6 and Note 8 for further disclosures regarding the promissory notes issued and the contingent consideration liability, respectively.

Note 3 – Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2017 and 2016 were as follows:

	Goodwill	Accumulated Impairment Losses	Net Book Value
Balance as of December 31, 2016	18,464,672	—	18,464,672
Acquisitions	10,800,018	—	10,800,018

Balance as of December 31, 2017	$29,264,690	$—	$29,264,690

Note 4 – Related Party Transactions

In 2017 and 2016, the Company paid the following to related parties through common ownership:

•	KASA Capital, Inc. – $5,000 and $197,863 in 2017 and 2016, respectively, for information technology-related services.

•	KSM Holdings, LLC – $220,104 and $180,748 in 2017 and 2016, respectively, for management consulting services.

•	KASA Stores, LLC – $30,917 and $92,665 in 2017 and 2016, respectively, for telephone and internet, advertising, tablets, office supplies, travel, and management consulting services.

•	Auto Direct Midwest, LLC – $2,200 and $13,223 in 2017 and 2016, respectively, for management consulting services and leased property.

•	ADM Management, Inc. – $193,476 and $147,473 in 2017 and 2016, respectively, for management consulting services.

In 2017 and 2016, respectively, the Company loaned $527,504 and $530,832 to certain former owners of Restaurant Delivery Developers, LLC, in secured, interest-free loans that were part of the former owners’ employment agreements. In 2017, the Company forgave $120,000 of the loans related to an amendment to the employment agreements, recorded in general and administrative expenses in the consolidated statement of operations. Cumulative total loans as of December 31, 2017 were $938,338, which is shown on the balance sheet net of discount of $60,579.

Note 5 – Commitments and Contingencies

Office Lease Commitments

The Company leases office space throughout the United States from unrelated parties, except for the lease with KSM Real Estate LLC described in Note 6. Lease agreements expire at various dates through 2022. Most lease agreements require the Company to pay operating costs, real estate taxes, and management fees. Rent expense is recognized on a straight-line basis over the term of the lease agreement. A deferred rent asset or liability is recognized to the extent straight-line rents differ from base rent payments made under the term of the agreement. Rent expense was $803,967 and $311,357 for 2017 and 2016, respectively.

Approximate future minimum rental commitments (excluding operating costs) are as follows for the year ending December 31:

2018	$735,000
2019	270,000
2020	143,000
2021	120,000
2022	85,000

Total	$1,353,000

Vehicle Lease Commitments

The Company leases vehicles that expire at various dates through 2020. The lease agreements require the Company to pay operating costs on the vehicles. Vehicle rent expense was $1,053,054 and $469,243 for 2017 and 2016, respectively.

Approximate future rental commitments for vehicles (excluding operating costs) are as follows for the years ending December 31:

2018	$983,000
2019	861,000
2020	195,000

Total	$2,039,000

Legal

From time to time, the Company is involved in various legal proceedings arising from the normal course of business activities, including labor and employment claims. The Company records an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss, and if material, disclose the estimated range of loss. The Company does not believe these claims will have a material impact on the consolidated financial statements.

Note 6 – Notes Payables

In 2016, the Company issued $750,000 and $340,000 of non-interest bearing promissory notes for consideration in the Brenco Enterprises, Inc. and Doorstep Delivery acquisitions, respectively. The Company imputed discounts of $63,172 on the notes payable at 3.5 percent and recorded $26,869 and $13,508 of interest expense in 2017 and 2016, respectively. The notes payable related to Brenco Enterprises, Inc. and Doorstep Delivery acquisitions require monthly payments of $40,000 and mature in June 2020 and November 2018, respectively.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership. The lease has a one-year term starting January 1, 2017, with annual base rent of $168,000. The lease includes three options to renew the lease for a period of five years, with the first extension commencing January 1, 2018. Rent expense was $168,000 and $113,500 in 2017 and 2016, respectively.

KASA’s personal property and the building were provided as collateral in KSM Real Estate LLC’s loan, and KASA agreed to an unconditional guarantee of the loan. The property’s loan matures June 24, 2038 and has a 5.45% interest rate.    The remaining principal balance of $810,574 and $858,329 at December 31, 2017 and 2016, respectively, were offset by deferred financing cost balances of $24,619 and $25,826 at December 31, 2017 and 2016, respectively.

Maturities on notes payables are as follows:

	Notes Payable	Mortgage Payable	Total
2018	$329,166	$24,148	$353,314
2019	187,500	25,497	212,997
2020	93,750	26,922	120,672
2021	—	28,427	28,427
2022	—	30,015	30,015
Thereafter	—	675,565	675,565

Total maturities	$610,416	$810,574	$1,420,990
Less: debt discounts	(22,795)	(24,619)	(47,414)

Balance at December 31, 2017	$587,621	$785,955	$1,373,576

Note 7 – Members’ Equity

2017 disclosures

On January 6, 2017, Bite Squad recapitalized the outstanding equity interests and amended its operating agreement. Existing membership units were initially exchanged for new classes of units. The amended operating agreement established four classes of membership units: Voting Common Units, Non-Voting Common Units, Preferred Units, and Incentive Units. All units are generally restricted in their transferability.

Voting Common Units. Holders of Voting Common Units have one vote per unit, except for the two founders’ Voting Common Units, each of which is entitled 10 votes per unit.

The 2,000,000 Founding Common Units outstanding as of December 31, 2016 were exchanged for 399,858 Preferred Units and 1,600,142 Voting Common Units.    There were 1,998,570 authorized and issued Voting Common Units as of December 31, 2017.

Non-Voting Common Units. Holders of Non-Voting Common Units have no voting rights. The 1,182,554 Non-Voting Common Units outstanding as of December 31, 2016 were exchanged for the same amount of Non-Voting Common Units under the amended operating agreement.

In 2017 and 2016, respectively, the Company issued 377,444 and 1,182,554 Non-Voting Common Units as acquisition consideration (Note 2), and all these units are outstanding as of December 31, 2017. In 2017, the Company redeemed 10,000 Non-Voting Common Units for $150,000. There were 1,549,998 outstanding Non-Voting Common Units as of December 31, 2017.

Preferred Units. Holders of Preferred Units have one vote on an as-converted basis (the number of Common Units into which Preferred Units could be converted). All Preferred Units will automatically be converted into Common Units upon a public offering or in the event the Company is taxed as a corporation for U.S. federal tax purposes. Investor members, as defined in the operating agreement, may redeem their units for cash at any time on or after the six-year anniversary of the amended operating agreement.

The 687,956 Convertible Preferred Units outstanding as of December 31, 2016 were exchanged for 289,528 Preferred Units and 398,428 Voting Common Units. After the recapitalization, holders of the Preferred Units sold 325,384 Preferred Units for $8,938,799 and the Company sold 766,650 Preferred Units for $21,061,201. Transaction expenses of $500,000 were recorded as a reduction of the proceeds, and the Company received the remaining $20,561,201 of net proceeds. As of December 31, 2017, 1,456,036 Preferred Units were outstanding.

Incentive Units. The Incentive Units consist of Series B Incentive Units and Special Incentive Units. The 182,924 Common Profit Interest Units outstanding as of December 31, 2016 were exchanged for the same amount of Series B Incentive Units, and this amount remains outstanding as of December 31, 2017. The Company recognized compensation cost of $2,611,736 in 2017 based on each unit agreement’s required service period and performance condition. As of December 31, 2017, there was $331,142 of total unrecognized compensation expense, which is expected to be recognized over a weighted average period of 0.8 years.

The Company authorized and issued 441,309 Special Incentive Units to the founders of Bite Squad. At their discretion, the founders can issue the units to members of management. The founders issued 189,452 Special Incentive Units as of December 31, 2017. Incentive Units have no voting rights, except for the two founders’ Special Incentive Units, each of which is entitled 10 votes per unit. The Company recognized compensation cost of $1,923,700 in 2017 for units issued to members of management based on each unit agreement’s required service period and performance condition. As of December 31, 2017, there was $1,888,074 of total unrecognized compensation expense, which is expected to be recognized over a weighted average period of 2.45 years.

2016 disclosures

Bite Squad had established five classes of membership units in 2016: Founding Common Units, Common Units, Convertible Preferred Units, Non-Voting Common Units and Common Profit Interest Units.

Bite Squad Founding Common Units. Holders of Founding Common Units have ten votes per unit. There were 2,000,000 issued and outstanding Founding Common Units issued to the founders of Bite Squad as of December 31, 2016.

Bite Squad Common Units. Holders of Common Units have one vote per unit. There were no outstanding Common Units as of December 31, 2016.

Bite Squad Convertible Preferred Units. Holders of Convertible Preferred Units have one vote on an as-converted basis (the number of Common Units into which Convertible Preferred Units could be converted). Holders may convert into Common Units at any time at a set price with anti-dilution protection for the holder. All Convertible Preferred Units will automatically be converted into Common Units upon a public offering or upon the written agreement of three-fourths of outstanding Convertible Preferred Unit holders. There were 687,956 issued and outstanding Convertible Preferred Units as of December 31, 2016.

Bite Squad Non-Voting Common Units. Holders of Non-Voting Common Units have no voting rights. In 2016, 1,182,554 Non-Voting Common Units were issued as acquisition consideration (Note 2).

Bite Squad Common Profit Interests Units. In 2015, Bite Squad approved the issuance of Common Profit Interest Units to be issued to employees. These units have no voting rights. As of December 31, 2016, 182,924 Common Profit Interest Units were outstanding. The Company recognized compensation cost of $385,192 in 2016 based on each unit agreement’s required service period and performance condition.

Note 8 – Fair Value Measurements

The Company’s contingent consideration (Level 3) is measured at fair value on a recurring basis and represents the estimated value (using a probability-weighted approach) of future payments to be made to previous owners of an acquired business (see Note 2).

The Company has estimated a contingent consideration liability related to the Takeout Taxi acquisition, due to the previous owners of the acquired business if certain defined targets are achieved in a liquidity event. The maximum contingent consideration payment is $700,000. The changes in the Company’s contingent consideration liability were as follows:

Balance as of December 31, 2016	$407,235
Amounts recorded related to new acquisitions	—
Net fair value adjustments	—
Settlements of contingent consideration liabilities	—

Balance as of December 31, 2017	$407,235

Note 9 – Subsequent Events (Unaudited)

In preparing the consolidated financial statements as of and for the year ended December 31, 2017, the Company evaluated subsequent events for recognition and measurement purposes through May 10, 2018, the date the independent auditors’ report was originally issued and audited consolidated financial statements were available for issuance. After the original issuance of the consolidated financial statements and through January 25, 2019, the Company has evaluated subsequent events or transactions that have occurred that may require disclosure in the accompanying financial statements through the issue date of these consolidated financial statements.

In 2018, the Company acquired substantially all assets of the following businesses to expand the Company’s restaurant, diner, and delivery networks for the consideration shown.

Date	Assets Acquired	Goodwill	FV of Units Issued	Notes Payable (net of discount)	Gift Card Liability	Net Cash Paid
March 14, 2018	City Spree	$881,095	$259,045	$370,726	$1,577	$249,747
March 30. 2018	Chow Cab	3,724,075	733,857	1,990,129	9,434	990,556
April 20, 2018	Boone Takeout	702,828	81,909	520,919	2,918	97,082
June 5, 2018	Arrowhead Delivery	1,152,585	98,870	723,715	6,650	323,350
Various	Various	1,568,371	149,430	723,098	8,373	687,470

	Total	$8,028,955	$1,323,111	$4,328,677	$28,952	$2,348,215

On July 31, 2018, the Company closed the sale of substantially all assets of certain catering-only markets that were originally purchased from Make the Delivery, LLC (d/b/a Zipdish.com). The Company sold the assets for total consideration of $1,362,000, with $500,000 to be paid in cash and the remainder through a promissory note. The assets were sold to a shareholder in the affiliates of Make the Delivery, LLC, and the Company is required to provide transition services for 90 days after closing.

On September 19, 2018, the Company issued convertible promissory notes up to $10 million, with $5.9 million loaned on September 19, 2018 and $1.6 million loaned in November 2018. The terms of the notes do not require payment unless and until a liquidation event occurs. The conversion and payment terms depend on whether the proceeds of a liquidation event are sufficient to cover the preferred unit holders’ liquidation preference, and also depends on the timing of the liquidation event.

On December 11, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Waitr Holdings Inc. (“Waitr”) and Wingtip Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Waitr Holdings Inc. On completion of the transactions contemplated by the Merger Agreement (the “Merger”) on January 17, 2019, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned, indirect subsidiary of Waitr. The aggregate consideration for the Merger consisted of (1) $192.9 million cash, and (2) 10.6 million shares of Waitr’s common stock, subject to final closing balance sheet adjustments.